Exhibit 1

EXECUTION COPY

UNDERWRITING AGREEMENT

$ 300,000,000

ROCKWELL COLLINS, INC.

5.25% Notes due 2019

Underwriting Agreement

May 1, 2009

Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

Rockwell Collins, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 5.25% Notes due 2019 (the “Securities”).  The Securities will be issued pursuant to an Indenture dated as of November 1, 2001, as supplemented as of December 4, 2006 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.        Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-156442), including a prospectus (the “Basic Prospectus”), relating to, among other things, the debt securities to be issued from time to time by the Company.  Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the final prospectus supplement specifically relating to the Securities in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities together with the Basic Prospectus, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities filed by the Company with the Commission pursuant to Rule 424 under the Securities Act together with the Basic Prospectus.  References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) which are deemed to be incorporated by reference therein.

At 2.40 pm (New York City time) on May 1, 2009, which was at or immediately prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 1, 2009, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.        Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 98.821% of the principal amount thereof plus accrued interest, if any, from May 6, 2009 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)         The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)         Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on May 6, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)         Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)         The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.        Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)         Preliminary Prospectus.  No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the  requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact (other than Rule 430 Information) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 7).

(b)         Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)         Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(d)         Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with Underwriter Information.

(e)         Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when such documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not, as of the date such documents become effective or are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified in conformity with U.S. generally accepted accounting principles (subject to normal year-end adjustments) applied on a consistent basis throughout the periods covered thereby.

(g)         No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Time of Sale Information, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(h)         Organization and Good Standing.  The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have the corporate or limited liability company, as applicable, power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).  The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i)          Capitalization.  All the outstanding shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, security interest, restriction on voting or transfer and are not subject to any preemptive or similar rights in favor of any third party.

(j)          Due Authorization.  The Company has full corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby has been duly and validly taken.

(k)         The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).

(l)          The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)        Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)         Descriptions of the Transaction Documents.  The Securities and the Indenture conform in all material respects to the description thereof contained under the captions “Description of Debt Securities” and “Description of the Notes” in the Registration Statement, the Preliminary Prospectus and the Prospectus, respectively.

(o)         No Violation or Default.  Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over it, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)         No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)         No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, or (iii) which the failure to obtain or possess would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings, or to the knowledge of the Company, governmental or regulatory investigations, pending to which the Company or any of its subsidiaries is or is reasonably likely to be a party or to which any property of the Company or any of its subsidiaries is or is reasonably likely to be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(s)         Independent Accountants.  Deloitte and Touche LLP, which has audited and reviewed certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)          Title to Real and Personal Property.  The Company and its significant subsidiaries own, lease or have the right to use all of their properties as are necessary to the conduct of the operations of the Company and its significant subsidiaries as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own, lease or have a right to use such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(u)         Title to Intellectual Property.  The Company and its significant subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as are necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses as presently conducted does not conflict in any material respect with any such rights of others, except for such conflicts as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(w)        Licenses and Permits.  The Company and its significant subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.

(x)         No Labor Disputes.  No labor disturbance by or dispute with groups of employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)         Compliance With Environmental Laws.  Except as are disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (i) the Company and its subsidiaries are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received notice of any such liability or potential liability, except in the case of each of (i) and (ii) above, for any such failure to comply or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z)          Disclosure Controls.  The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.  Such disclosure controls and procedures were effective as of December 31, 2008, and, to the knowledge of the Company, are effective as of the date hereof and as of the Closing Date.

(aa)       Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.  There were no material weaknesses in the Company’s internal control over financial reporting as of December 31, 2008, and, to the knowledge of the Company, there are no material weaknesses in its internal control over financial reporting as of the date hereof and as of the Closing Date.

(bb)      No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment (in each of clauses (i), (ii), (iii) and (iv), with such exceptions as are not material). The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with Section 78m(b)(2) of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)       Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)      Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently designated on the Specially Designated Nationals and Blocked Persons List (“SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (available on-line at: http://www.treas.gov/offices/enforcement/ofac/sdn/index.html) or located, organized or resident in a country or territory that is currently the subject of economic sanctions administered by OFAC (at the date hereof, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC as described above.

(ee)        Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4.           Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will (i) pay the registration fees for this offering of the Securities within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date, and (ii) file the Prospectus in a form reasonably approved by the Underwriters with the Commission pursuant to Rule 424(b) under the Securities Act within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act.  The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b)           Delivery of Copies.  The Company will deliver, without charge, to each Underwriter (i) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

(c)           Amendments or Supplements; Issuer Free Writing Prospectuses.  Prior to the completion of the initial resale of the Securities by the Underwriters, before using or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will (i) notify the Representatives of any such use or filing, (ii) furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review (other than any amendments or supplements made by the filing of documents under the Exchange Act) and (iii) not use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object (other than any amendments or supplements made by the filing of documents under the Exchange Act).  The Company’s obligations under this paragraph (c) shall expire on the Closing Date unless the Representatives shall notify the Company in writing otherwise on or before the Closing Date, and if such notice is given, the Company’s obligations under this paragraph (c) shall expire on the date which is the earlier of (i) six months after the Closing Date and (ii) the completion of the initial resale of the Securities by the Underwriters.  The Underwriters shall promptly notify the Company of such completion.

(d)           Notice to the Representatives.  Until termination of the Prospectus Delivery Period, the Company will advise the Representatives promptly (or, in the case of clauses (v) and (vi), promptly upon the Company becoming aware thereof), and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (other than any amendments made by the filing of documents under the Exchange Act); (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than any amendments or supplements made by the filing of documents under the Exchange Act); (iii) of any request by the Commission to the Company for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission to the Company for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus, (v) of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or upon the Company becoming aware of the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)           Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law

(g)           Blue Sky Compliance.  The Company will take such actions as the Representatives reasonably request to qualify the Securities for offer and sale by the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or take any action that would constitute a general consent to service of process in any such jurisdiction or (iii) subject itself or any of its affiliates to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Earning Statement.  The Company will make generally available to its security holders as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)           Clear Market.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)           No Stabilization.  Until the termination of the Prospectus Delivery Period, the Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)           Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.           Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

 (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.           Conditions of Underwriters' Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof, at the Time of Sale and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)           No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of the Securities or of any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officer's Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(a), 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (a) above.

(f)           Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)           Opinion and Negative Assurance Statement of Counsel for the Company.  The Representatives shall have received on and as of the Closing Date (i) an opinion and negative assurance statement of Chadbourne & Parke LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-1 hereto, and (ii) an opinion of the general counsel of the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Annex A-2 hereto.

(h)           Opinion and Negative Assurance Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and negative assurance statement of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)           Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries (to the extent such concept is relevant in their respective jurisdictions of organization) in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.           Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Underwriter Information.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that such information consists only of the following (collectively, the “Underwriter Information”): (1) the information in the last paragraph of the cover page of the Preliminary Prospectus and the Prospectus regarding the delivery of the Securities; (2) the names of the Underwriters on the cover page of the Preliminary Prospectus and the Prospectus; (3) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and (4) the third, seventh (third and fourth sentences only) and eighth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but, upon receipt of notice from the Indemnifying Person to such Indemnified Person of such Indemnifying Person’s election to assume the defense of such action and approval by the Indemnified Person of counsel as set forth above, the Indemnifying Person will not be liable to such Indemnified Person under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim under this Section 7.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.           Effectiveness of Agreement.  This Agreement shall become effective upon  the execution and delivery hereof by the parties hereto.

9.           Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.  Notwithstanding anything to the contrary in this Agreement, any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

10.           Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Representatives to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter within such time periods, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.           Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters in connection with such Blue Sky Memorandum, not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority.  It is understood and agreed, however, that, except as provided in this Section 11 and in Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than pursuant to Section 10) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, in the case of Section 7, each Indemnified Person.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival.  Each of (i) the respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto and (ii) this Section 13 and Section 15(c), shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or any of the officers, directors or controlling persons of the Company or the Underwriters.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.           Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Banc of America Securities LLC, One Bryant Park, NY1-100-18-03, New York, New York 10036 (fax: 646-855-5958); Attention: High Grade Transaction Management/Legal, J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: High Grade Syndicate Desk and UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901 (fax: 203-719-0494); Attention: Fixed Income Syndicate.  Notices to the Company shall be given to it at Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52488 (fax: 319-295-3599); Attention: Senior Vice President, General Counsel and Secretary.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

ROCKWELL COLLINS, INC.

By	/s/ Patrick E. Allen
	Name:	Patrick E. Allen
	Title:	Senior Vice President and Chief
Financial Officer

Accepted: May 1, 2009

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
UBS SECURITIES LLC

 For themselves and on behalf of the
 several Underwriters listed
 in Schedule 1 hereto.

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Joseph A. Crowley
	Name:	Joseph A. Crowley
	Title:	Vice President

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By:	UBS SECURITIES LLC

By:	/s/ John Doherty
	Name:	John Doherty
	Title:	Managing Director

By:	/s/ Christopher Fernando
	Name:	Christopher Fernando
	Title:	Associate Director, Debt Capital Markets

Schedule 1

Underwriter	Principal Amount
Banc of America Securities LLC	$75,000,000
J.P. Morgan Securities Inc.	$75,000,000
UBS Securities LLC	$75,000,000
Citigroup Global Markets Inc.	$21,000,000
Wachovia Capital Markets, LLC	$21,000,000
BNY Mellon Capital Markets, LLC	$6,000,000
Calyon Securities (USA) Inc.	$6,000,000
KeyBanc Capital Markets Inc.	$6,000,000
Mitsubishi UFJ Securities (USA), Inc.	$6,000,000
U.S. Bancorp Investments, Inc.	$6,000,000
Mizuho Securities USA Inc.	$3,000,000
Total	$300,000,000

Annex A-1

Form of Opinion of Chadbourne & Parke LLP

May 6, 2009

Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated May 1, 2009, between Rockwell Collins, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of such Underwriters
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

We have acted as counsel to Rockwell Collins, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Underwriting Agreement, dated May 1, 2009 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the "Underwriters"), providing for, among other things, the issuance and sale by the Company and the purchase by the Underwriters of $300 million aggregate principal amount of the Company's 5.25 % Notes due July 15, 2019 (the "Securities").  This opinion is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)           the Company's Registration Statement on Form S-3 (Registration No. 333-156442) filed with the Commission on December 23, 2008 (the "Registration Statement");

(b)          the Prospectus dated December 23, 2008 contained in the Registration Statement (the "Basic Prospectus");

(c)          the Preliminary Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 1, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Preliminary Prospectus");

(d)          the Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 4, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Prospectus");

(e)          the final term sheet in the form attached as Annex C to the Underwriting Agreement (together with the Preliminary Prospectus, the "Time of Sale Information");

(f)           the Underwriting Agreement;

(g)          the Indenture;

(h)          the Securities;

(i)           the corporate proceedings taken by the Company in connection with the authorization, execution and issuance of the Securities and execution and delivery of the Underwriting Agreement and the Indenture; and

(j)           such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  As to various questions of fact material to the opinions set forth herein we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)           The Company has corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

(iii)         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)         The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)          The Securities have been duly authorized by all necessary corporate action of the Company, and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits provided by the Indenture.

(vi)         The terms of the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(vii)        The Indenture has been duly qualified under the Trust Indenture Act.

(viii)       The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof, each Issuer Free Writing Prospectus set forth on Annex C to the Underwriting Agreement was filed with the Commission in accordance with the Securities Act (to the extent required thereby), each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the date specified therein, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering has been initiated or threatened by the Commission.

(ix)          The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which no opinion is given) comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act (other than, in each case set forth in this clause (ix), Form T-1, as to which no opinion is given).

(x)           The documents filed by the Company pursuant to the Exchange Act prior to the Closing Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which no opinion is given), when they were filed with the Commission, complied as to form in all material respects with the Exchange Act.

(xi)          No consent, approval, authorization or order of any court or governmental authority or agency or body of the State of New York, the United States of America or the State of Delaware is required under any law of the State of New York, any law of the United States of America or the General Corporation Law of the State of Delaware, respectively, applicable to the Company that, in our experience, is generally applicable to transactions of the nature of those contemplated by the Underwriting Agreement, the Indenture and the Securities for the issuance and sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement and the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations and qualifications as may be required under state securities laws or blue sky laws.

(xii)         To our knowledge, the execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the consummation of the transactions contemplated therein by the Company will not result in any violation of any law of the State of New York or of the General Corporation Law of the State of Delaware applicable to the Company that, in our experience, is generally applicable to transactions of the nature of those contemplated by the Underwriting Agreement, the Indenture and the Securities.

(xiii)        The statements in the Preliminary Prospectus and the Prospectus under the heading “Material United States Federal Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein, are fair descriptions or summaries in all material respects, subject to the qualifications and limitations set forth therein.

(xiv)        The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act.
Our opinions set forth above are subject to the following qualifications and limitations:

(a)           the enforceability of the Indenture and the Securities may be limited by statutory requirements with respect to good faith, fair dealing and commercial reasonableness and by the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default is not material;

(b)          the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)           when in clause (viii) of this opinion we have used the phrase "to our knowledge", we have not made any independent investigation of the relevant facts for purposes of this opinion, but we have relied on the representations made in the Underwriting Agreement and in certificates of public officials and of officers and other agents of the Company, and the principal attorneys involved in our representation of the Company in connection with the review of the Underwriting Agreement, the Indenture and the Securities are not aware of any facts inconsistent therewith;

(d)          when in clause (xii) of this opinion we have used the phrase "to our knowledge", the knowledge is limited to the actual knowledge of the principal attorneys involved in our representation of the Company in connection with the review of the Underwriting Agreement, the Indenture and the Securities; and

(e)           in giving our opinions set forth above, we express no opinion as to:

1.            the enforceability of any provisions contained in the Indenture or the Securities that purport to establish (or may be construed to establish) evidentiary standards;

2.            the enforceability of forum selection clauses in the United States federal courts;

3.            the validity, binding effect or enforceability of any provision relating to or constituting:  (i) waivers of rights bestowed by operation of law; (ii) waivers of any applicable defenses, setoffs, recoupments or counterclaims to the extent limited by public policy; or (iii) exculpation or exoneration clauses to the extent that enforceability thereof is limited by public policy or such clauses relate to violation of federal or state securities laws;

4.            the legality, validity, binding effect or enforceability of any provisions of the Indenture or the Securities insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal;

5.           the effect of compliance or noncompliance of the Trustee or the Underwriters with any laws or regulations (including, without limitation, any unpublished order, decree or directive issued by any governmental authority) applicable to the Trustee or any Underwriter because of its legal or regulatory status, the nature of its business, or its authority to conduct business in any jurisdiction;

6.           the legality, validity, binding effect or enforceability of provisions indemnifying a party against liability for its own wrongful or negligent act;

7.           the enforceability of any provisions of the Indenture or the Securities that provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

8.           the enforceability of any provisions providing for indemnification or contribution to the extent such indemnification or contribution violates the Act, the Exchange Act or the securities laws of any state, or is against public policy; and

9.           the enforceability, legality, validity or sufficiency of the Indenture or the Securities to the extent that the lack of enforceability, legality, validity or sufficiency under the laws or public policy of any jurisdiction other than New York would cause the Indenture or the Securities to be unenforceable, illegal, invalid or insufficient under the laws of New York or the United States of America.

We do not express any opinion herein with respect to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware; provided that we do not express any opinion herein with respect to any blue sky laws.

This opinion is being furnished only to you in connection with the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.  The opinions expressed herein are given to you as of the Closing Date and we assume no obligation to advise you of any change which may thereafter be brought to our attention.

Very truly yours,

May 6, 2009

Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated May 1, 2009, between Rockwell Collins, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of such Underwriters
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to Rockwell Collins, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Underwriting Agreement, dated May 1, 2009 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the "Underwriters"), providing for, among other things, the issuance and sale by the Company and the purchase by the Underwriters of $300 million aggregate principal amount of the Company's 5.25 % Notes due July 15, 2019 (the "Securities").

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.

In connection with the above-mentioned purchase and sale of the Securities, the Company has prepared (i) the Registration Statement on Form S-3 (Registration No. 333-156442) filed with the Commission on December 23, 2008 (the "Registration Statement"); (ii) the Prospectus dated December 23, 2008 contained in the Registration Statement (together with the documents incorporated by reference therein, the "Basic Prospectus"); (iii) the Preliminary Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 1, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Preliminary Prospectus"); (iv) the Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 4, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Prospectus"); and (v) the final term sheet attached as Annex C to the Underwriting Agreement (together with the Preliminary Prospectus, the "Time of Sale Information").

We have reviewed the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus and we have participated in conferences with representatives of the Company, representatives of the Company's independent public accountants and representatives of the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information or the Prospectus were discussed.

We have not verified and we are not passing on, and we do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as to the extent stated in subparagraphs vi and xiii of our opinion dated the date hereof delivered to you in connection with the Underwriting Agreement), including the documents incorporated by reference therein.  However, on the basis of and subject to the foregoing, and having regard for legal considerations that we deem relevant, we hereby advise you that no facts have come to our attention that causes us to believe that: (i) as of the date of the Underwriting Agreement, the Registration Statement (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Time of Sale, the Time of Sale Information (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of its date and the Closing Date, the Prospectus (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no belief in this letter as to the conveyance of the Time of Sale Information or the Prospectus to any purchaser of the Securities.

This letter is being furnished only to you in connection with the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.  This letter is being given to you as of the Closing Date and we assume no obligation to advise you of any change which may thereafter be brought to our attention.

Very truly yours,

Annex A-2

Form of Opinion of General Counsel of the Company

May 6, 2009

Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
As representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement, dated May 1, 2009, between Rockwell Collins, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of such Underwriters
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

I am the General Counsel of Rockwell Collins, Inc., a Delaware corporation (the "Company"), and in that capacity, I, or lawyers under my supervision, have acted as counsel to the Company in connection with the preparation, execution and delivery of the Underwriting Agreement, dated May 1, 2009 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (collectively, the "Underwriters"), providing for, among other things, the issuance and sale by the Company and the purchase by the Underwriters of $300 million aggregate principal amount of the Company's 5.25 % Notes due July 15, 2019 (the "Securities").  This opinion is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.
In rendering the opinions set forth herein, I, or lawyers under my supervision, have examined and relied on originals or copies of the following:

(a)           the Company's Registration Statement on Form S-3 (Registration No. 333-156442) filed with the Commission on December 23, 2008 (the "Registration Statement");

(b)           the Prospectus dated December 23, 2008 contained in the Registration Statement (the "Basic Prospectus");

(c)           the Preliminary Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 1, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Preliminary Prospectus");

(d)           the Prospectus Supplement dated May 1, 2009 filed by the Company with the Commission on May 4, 2009 pursuant to Rule 424(b) under the Act (together with the Basic Prospectus, the "Prospectus");

(e)           the final term sheet attached as Annex C to the Underwriting Agreement (together with the Preliminary Prospectus, the "Time of Sale Information");
(f)           the Underwriting Agreement;

(g)           the Indenture;

(h)           the Securities;

(i)           the corporate proceedings taken by the Company in connection with the authorization, execution and issuance of the Securities and execution and delivery of the Underwriting Agreement and the Indenture; and

(j)           such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  As to various questions of fact material to the opinions set forth herein, I, or lawyers under my supervision, have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.
Based upon the foregoing, having regard for such legal considerations as I deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.           The Company is duly qualified as a foreign corporation and is in good standing in the States of California and Iowa and in each other jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

2.           Each of Rockwell Collins European Holdings S.ar.L., Rockwell Collins International Financing S.ar.L. and Rockwell Collins International Holdings S.ar.L (collectively, the "Significant Subsidiaries") is a subsidiary of the Company, has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified and is in good standing as a foreign corporation or other entity in each jurisdiction wherein the character of the property owned or held under lease by it makes such qualification necessary, except in such jurisdictions where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; the outstanding shares of capital stock of each such Significant Subsidiary (except for directors' qualifying shares) are validly issued, fully paid and nonassessable; and all of such capital stock is directly or indirectly owned by the Company free and clear of any lien, encumbrance, security interest, restriction on voting or transfer or any preemptive or similar rights in favor of any third party.

3.           The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company and the consummation of the transactions contemplated therein by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or, to my knowledge, by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or By−Laws of the Company, as amended, or any material violation of any law, administrative regulation or administrative or court decree applicable to the Company.

4.           There is no litigation or governmental proceeding pending or, to my knowledge, threatened against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which is not adequately disclosed therein; and except as may be disclosed in the Time of Sale Information and the Prospectus, there is no such litigation or governmental proceeding pending or, to my knowledge, threatened against the Company or any of its subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.           Other than the Underwriting Agreement and the form of the Securities which will be filed by the Company on a current report on Form 8-K and incorporated by reference in the Registration Statement, to my knowledge, there are no contracts which are required to be filed as exhibits to the Registration Statement which are not so filed or which are required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which are not adequately disclosed therein. I do not express any opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Iowa.

This opinion is being furnished only to you in connection with the Underwriting Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent.  The opinions expressed herein are given to you as of the Closing Date and I assume no obligation to advise you of any change which may thereafter be brought to my attention.

Very truly yours,

Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Annex B

Issuer Free Writing Prospectus

Pricing Term Sheet dated May 1, 2009

Annex C

ROCKWELL COLLINS, INC.

Pricing Term Sheet

Issuer:	Rockwell Collins, Inc.
Size:	$300,000,000
Expected Ratings:	Moody’s: A1 (stable outlook) S&P: A (stable outlook) Fitch: A (stable outlook)
Pricing Date:	May 1, 2009
Settlement Date:	T+3; May 6, 2009
Maturity Date:	July 15, 2019
Coupon:	5.25%
Interest Payment Dates:	January 15th and July 15th, commencing July 15th, 2009
Price to the public:	99.471% of face amount
Yield to maturity:	5.319%
Benchmark Treasury:	2.75% Notes due February 15, 2019
Benchmark Treasury Price:	96-16
Benchmark Treasury Yield:	3.169%
Spread to Benchmark Treasury:	215 basis points
Redemption Provisions:
Make-whole Redemption	At any time at the greater of 100% or a discount rate of Treasury Rate plus 35 basis points
CUSIP/ISIN:	774341AB7 / US774341AB70
Underwriters	Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC
BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
Mizuho Securities USA Inc.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322, J.P. Morgan Securities Inc. collect at 1-212-834-4533, or UBS Securities LLC at 1-877-827-6444, ext. 561 3884.

This pricing term sheet supplements the preliminary prospectus supplement issued by Rockwell Collins, Inc. on May 1, 2009 relating to its prospectus dated December 23, 2008.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Schedule 2

Significant Subsidiaries

Rockwell Collins International Holdings S.ar.l.
Rockwell Collins International Financing S.ar.l.
Rockwell Collins European Holdings S.ar.l.